EXHIBIT 10.34

                          EMPLOYEE SEPARATION AGREEMENT
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          This is an Employee Separation Agreement ("Agreement") between Richard
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D. Kerschner ("Employee") and SmartServ Online, Inc. ("SmartServ") setting forth the terms of his separation as an employee of SmartServ.

                               B A C K G R O U N D

          Employee's employment by SmartServ terminated effective February 2, 2004, and SmartServ desires to provide a severance payment to Employee in accordance with the terms set forth below.

          NOW, THEREFORE, Employee and SmartServ, intending to be legally bound and in consideration of the mutual promises set forth below, hereby agree as follows:

          1. Employee's employment by SmartServ terminated effective February 2, 2004.

          2. SmartServ will pay Employee, as severance, the following: (i) continuation of his reduced salary amount of $100,000 per year, paid in regular payroll cycles of twice per month, from February 2, 2004 through and including June 30, 2004, (the Transition Period"); (ii) A one-time payment of $15,000 to be paid by March 31, 2004 (payments under this Section 2(i) and (ii) will hereinafter be referred to as the "Severance Amount"); and (iii) a warrant to purchase 50,000 shares of SmartServ common stock, a copy of which is attached hereto as Exhibit A (the "Warrant").

          SmartServ shall withhold all applicable federal, state and local taxes from the Severance Amount.

          3. In consideration for the Severance Amount and the Warrant, Employee agrees to join the Advisory Board of SmartServ and (i) provide strategic advice and transition

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services,  but not legal  services,  as reasonably  requested by SmartServ for a maximum of two work days per week, for a period beginning on February 2, 2004 and ending on March 31, 2004; (ii) be reasonably available to answer transition related questions, on an ad hoc basis, for a period beginning on March 31, 2004 and ending on June 30, 2004, and (iii) provide such other advice and services as may be agreed upon in the SmartServ Advisory Board Policy and Agreement between Employee and SmartServ.

          4. (a) SmartServ acknowledges that Employee will render consulting and or employment services to others, including without limitation, T-Mobile USA, during the Transition Period. Employee acknowledges that he will not breach his confidentiality obligations to SmartServ in providing such services.

               (b) SmartServ will pay Employee, for any accrued, but unused vacation time through February 2, 2004, and any unpaid reasonable expenses.

               (c) All other employee benefits not specifically continued by this Agreement terminated effective February 2, 2003.

          5. After having had a reasonable opportunity to review this Agreement, and an opportunity to consult with an advisor or an attorney of his choice, Employee, his heirs, administrators and assigns, knowingly and voluntarily releases, remises and forever discharges SmartServ and its subsidiary and related companies, and each of their respective officers, directors, employees, agents, and attorneys, and all those charged or chargeable with liability on their behalf (collectively "Releasees"), from any and all rights or claims, of any nature whatsoever including, but not limited to those arising out of or in any way connected with Employee's employment by SmartServ, his separation from employment with SmartServ, or claims under his Severance Agreement dated June 2003, and including, but not limited to, claims

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for  wrongful  discharge,  breach of  contract,  breach of the  covenant of good faith, intentional or negligent infliction of emotional distress, negligence, misrepresentation, fraud, reasonable attorney's fees, discrimination on the basis of race, color, religion, marital status, gender, creed, national origin, or handicap or disability including, but not limited to all rights or claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000e, et seq., the Americans With Disabilities Act, 42 U.S.C. ss. 12101, et seq., and the Pennsylvania Human Relations Act, 43 P.S. ss. 951, et seq. as well as any other claim arising under any other federal, state or local statute,
ordinance,   regulation  or  common  law,   including  without   limitation  the
Connecticut Wage and Hour statutes and the Connecticut Fair Employment Practices Act, C.G.S., that Employee now has or ever had against Releasees from the beginning of time to the date of this Agreement, except that Employee does not release SmartServ from its indemnification obligations to Employee.

          6. Employee, his heirs, administrators and assigns, knowingly and unconditionally releases SmartServ and its subsidiary and related companies, and each of their respective officers, directors, employees, agents, and attorneys and all those charged or chargeable with liability on their behalf, from any and all rights or claims which she may have against any of them under the Age Discrimination in Employment Act, as amended, 29 U.S.C. ss. 621 et. seq. or under any other statute prohibiting discrimination based upon age from the beginning of time to the date of this Agreement.

          7. This Agreement is intended to comply with Section 201 of the Older Worker Benefit Protection Act of 1990, 29 U.S.C. ss. 626(f). Accordingly, Employee acknowledges and represents as follows:

               (a) he waives all rights or claims under the Age Discrimination in Employment

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

Act, 29 U.S.C. ss. 621, et seq. ("ADEA") knowingly and voluntarily in exchange for consideration of value to which he would not otherwise have been entitled;

               (b) he has been advised in writing by SmartServ to consult with an attorney in connection with this Agreement, and his decision to waive her rights under the ADEA;

               (c) she has been given a period of at least twenty-one (21) days within which to consider this Agreement and her decision to waive his rights under the ADEA; and

               (d) he has been informed by SmartServ and understands that he may revoke his acceptance of this Agreement for a period of seven (7) days after signing it, and that this Agreement will not become effective or enforceable until after the seven (7) day period has expired (the "Effective Date").

          8. In consideration for Employee's compliance with this Agreement, SmartServ hereby releases and forever discharges Employee of and from all claims, demands, actions, causes of action, obligations, agreements, promises, damages, attorneys fees, costs of litigation, and liabilities of any kind, nature, or description whatsoever, direct or indirect, in law or in equity, which SmartServ has or may have against Employee, and shall indemnify Employee to the full extent permitted by law, pursuant to Article VIII, Section 3 "Indemnification" of SmartServ's Amended By-Laws, except as to any claims or causes of action SmartServ may have against Employee arising out of Employee's fraud or intentional misconduct in the performance of Employee's duties.

          9. Employee will fully cooperate with and assist SmartServ or any other company affiliated with SmartServ in connection with its defense or prosecution of any civil action or other legal proceeding involving SmartServ, of which SmartServ believes Employee has knowledge or information. This cooperation shall include, but it is not limited to, making

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himself reasonably available to SmartServ to meet with its attorneys,  providing information to SmartServ and/or its attorneys as requested, participating in depositions, providing accurate and truthful information about SmartServ, and complying with requests by SmartServ to meet with its attorneys and/or experts for other purposes relating to the case as they may reasonably require.

          10. This Agreement constitutes the entire agreement between the parties and no modification to this Agreement shall be effective unless it is in writing and signed by both parties

          11. This Agreement shall be interpreted, enforced and governed under the laws of the Commonwealth of Pennsylvania.

          12. Employee acknowledges that he has carefully read and fully understands each provision of this Agreement and has been given a reasonable period of time to discuss this Agreement with an attorney or advisor of his choice, and to consider his decision to sign this Agreement. Employee understands that this Agreement is a legal document, and that it includes a waiver by him of all claims that he may have against SmartServ, and that by signing this Agreement he is giving up his right to assert any claims that he may have against SmartServ or its other related entities in a court or in any other forum or to otherwise start legal action against SmartServ or its other related entities with regard to any matter that occurred prior to or on the date of this Agreement. Employee acknowledges and represents that he is entering into this Agreement knowingly, voluntarily and of his own free will.

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          IN WITNESS  WHEREOF,  the parties  hereto  have  signed this  Employee
Separation Agreement on the dates indicated next to their respective signatures, and effective as of February 2, 2004.



SMARTSERV ONLINE, INC:

___________________________________

Name and Title: ___________________

Date: ______________________________



EMPLOYEE:

___________________________________

Richard Kerschner

Date: ____________________________